Exhibit 8.3

                     [Letterhead of Deloitte & Touche GmbH]

To the Board of
Directors and Shareholders of
ESG Re Limited

The discussion of tax matters set forth under the captions "Risk Factors--Tax Matters" and "Certain Tax Considerations--Taxation of Our Company and its Subsidiaries--Germany" and "Certain Tax Considerations--Taxation of Shareholders--Germany Taxation" in the Registration Statement of ESG Re Limited on Form S-3 (file no. 333-76983) (the "Registration Statement") constitutes our opinion with respect to the matters set forth therein, however, subject to the following:

- we are not the ongoing tax advisors to ESG Germany or its subsidiaries, nor have we audited the 1997 financial statements of ESG Germany or any of its subsidiaries nor the 1998 financial statements of ESG Germany or any of its subsidiaries, nor have we prepared the 1997 or any earlier or later tax returns of ESG Germany or any of its subsidiaries, nor have we advised the Company or any of its subsidiaries on the implementation of the structures as described in the Registration Statement on Form F-1 of December 12, 1997;

- we have not undertaken any investigation or verification or other review of any statements of fact contained in the Form S-3;

- we have assumed (without assuming any responsibility for the correctness of any assumptions) that, to the extent they relate to Germany, the Company and its subsidiaries have implemented and adhered to the structures and situations of fact as described in the Registration Statement on Form F-1 of December 12, 1997 and/or in the Registration Statement, and thereby have satisfied and met in full all pertinent requirements of German tax, commercial, corporate and any other law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our Firm under the heading "Certain Tax Considerations" in the prospectus.


/s/ Deloitte & Touche
---------------------
Deloitte & Touche GmbH
Wirtschaftsprufungsgesellschaft

Dusseldorf, Germany
July 1, 1999

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